Exhibit 23.6
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2006, with respect to the financial statements of Sentito Networks, Inc. as of and for the year ended December 31, 2005 incorporated by reference in this Registration Statement on Form S-3/A of Verso Technologies, Inc.
/s/ Ernst & Young LLP
Boston, Massachusetts
June 18, 2007